Exhibit 10.9

CONFIDENTIALITY AND NONCOMPETITION

AGREEMENT

This CONFIDENTIALITY AND NONCOMPETITION AGREEMENT (this “Agreement”) is made and entered into as of this      day of                 , 2004, by and between American Campus Communities, Inc. (the “Company”) and                      (the “Executive”).

W I T N E S S E T H :

WHEREAS, the Company and Executive have entered into an employment agreement (the “Employment Agreement”) on a date even herewith; and

WHEREAS, the Company, as a condition of entering into the Employment Agreement, desires to obtain certain restrictive covenants from Executive, as described below, and Executive is willing to agree to such restrictive covenants in consideration of compensation and benefits set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Executive agree as follows:

Section 1. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Cause” shall have the meaning set forth in the Employment Agreement.

(c) “Change in Control” shall have the meaning set forth in the Employment Agreement.

(d) “Competitive Activities” shall mean any business activities involving the development, acquisition, sale or management of facilities whose primary function and purpose is student housing and/or the provision of third party student housing services to providers of student housing.

(e) “Confidential Information” shall have the meaning set forth in Section 3 hereof.

(f) “Developments” shall have the meaning set forth in Section 7 hereof.

(g) “Good Reason” shall have the meaning set forth in the Employment Agreement.

(h) “Restricted Period” shall mean the period commencing on the Effective Date and ending on (i) the second (2nd) anniversary of Executive’s termination of employment for by the Company for Cause or by Executive without Good Reason, or (ii) the first (1st) anniversary of Executive’s termination of employment (A) by the Company other than for Cause; (B) by Executive with Good Reason; or (C) by Executive for any reason at any time during the one-year period following a Change in Control.

(i) “Term of Employment” shall have the meaning set forth in the Employment Agreement.

Section 2. Reasonableness of Covenants.

Executive acknowledges and agrees that (A) the agreements and covenants contained in this Agreement are (i) reasonable and valid in geographical and temporal scope and in all other respects, and (ii) essential to protect the value of the Company’s business and assets, and (B) by his employment with the Company, Executive will obtain knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company’s substantial detriment.

Section 3. Confidential Information.

At any time during and after the end of the Term of Employment, without the prior written consent of the Board, except to the extent required by an order of a court having jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use his best efforts to consult with the Board prior to responding to any such order or subpoena, and except as required in the performance of his duties under the Employment Agreement, Executive shall not disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information, operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information (a) relating to the Company, or (b) that the Company or any of its affiliates may receive belonging to suppliers, customers or others who do business with the Company (“Confidential Information”). Executive’s obligation under this Section 3 shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the breach of the Executive of this Section 3; (iii) is known to Executive prior to his receipt of such information from the Company, as evidenced by Executive’s written records; or (iv) is disclosed after termination of Executive’s employment to Executive by a third party not under an obligation of confidence to the Company.

Section 4. Non-Competition.

Executive covenants and agrees that during the Restricted Period, in any jurisdiction in which the Company is engaged in business at the time of such termination, Executive shall not, directly or indirectly: (a) engage in Competitive Activities, whether individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity; or (b) own interests in student housing properties that are competitive, directly or indirectly, with any business carried on by the Company, it successors, or its subsidiaries and affiliates. Notwithstanding the foregoing, Executive may, directly or indirectly, own, solely as an investment, securities of any entity engaged in Competitive Activities which are publicly traded on a national or regional stock exchange or on the over-the-counter market; provided that Executive (A) is not a controlling person of, or member of a group which controls, such entity and (B) does not, directly or indirectly, own 2% or more of any class of securities of any such entity.

Section 5. Non-Solicitation; Non-Interference.

During the Restricted Period, Executive shall not, directly or indirectly, for his own account or for the account of any other individual or entity, nor shall he assist any person or entity to (i) encourage, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, as agent of, or a service provider to, the Company to terminate such person’s employment, agency or service, as the case may be, with the Company; or (ii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company or any of its subsidiaries, or attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company.

Section 6. Return of Documents.

In the event of the termination of Executive’s employment for any reason, Executive shall deliver to the Company all of (i) the property of the Company, and (ii) the documents and data of any nature and in whatever medium of the Company, and he shall not take with him any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

Section 7. Works for Hire.

Executive agrees that the Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights and other rights throughout the world) in any inventions, works of authorship, mask works, ideas or information made or conceived or reduced to practice, in whole or in part, by Executive (either alone or with others) during the Term of Employment that relate to the Company’s business activities (the “Developments”); provided, however, that the Company shall not own Developments for which no equipment, supplies, facility, trade secret information or Confidential Information of the Company was used and which were developed entirely on Executive’s time, and which do not relate (A) to the business of the Company or its affiliates, or (B) to the Company’s or its affiliates’ actual or demonstrably anticipated research or development. Subject to the foregoing, Executive will promptly and fully disclose to the Company, or any persons designated by it, any and all Developments made or conceived or reduced to practice or learned by Executive, either alone or jointly with others during the Term of Employment that relate to the Company’s business activities. Executive hereby assigns all right, title and interest in and to any and all of these Developments to the Company. Executive agrees to assist the Company, at the Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. Executive hereby irrevocably designates and appoints the Company and its agents as attorneys-in-fact to act for and on Executive’s behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Executive. In addition, and not in contravention of any of the foregoing, Executive acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 USC Sec. 101). To the extent allowed by law, this includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights.” To the extent Executive retains any such moral rights under applicable law, Executive hereby waives such moral rights and consents to any action consistent with the terms of this Agreement with respect to such moral rights, in each case, to the full extent of such applicable law. Executive will confirm any such waivers and consents from time to time as requested by the Company.

Section 8. Blue Pencil.

If any court of competent jurisdiction shall at any time deem the duration or the geographic scope of any of the provisions of this Agreement unenforceable, the other provisions of this Agreement shall nevertheless stand and the duration and/or geographic scope set forth herein shall be deemed to be the longest period and/or greatest size permissible by law under the circumstances, and the parties hereto agree that such court shall reduce the time period and/or geographic scope to permissible duration or size.

Section 9. Injunctive Relief.

Without intending to limit the remedies available to the Company, Executive acknowledges that a breach of any of the covenants contained in this Agreement may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of this Agreement, restraining Executive from engaging in activities prohibited by this Agreement or such other relief as may be required specifically to enforce any of the covenants in this Agreement. Notwithstanding any other provision to the contrary, the Restricted Period shall be tolled during any period of violation of any of the covenants in Section 4 or Section 5 hereof and during any other period required for litigation during which the Company seeks to enforce this covenant against Executive if it is ultimately determined that such person was in breach of such covenants.

Section 10. Successors and Assigns.

This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company’s business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise).

Section 11. Waiver and Amendments.

Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the

Company’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

Section 12. Severability and Governing Law.

If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction: (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

Section 13. Section Headings.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 14. Entire Agreement.

This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the subject matter hereof. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

Section 15. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

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[Signatures to appear on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

AMERICAN CAMPUS COMMUNITIES, INC.

By:
Title:

Executive